Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:

Mel Stephens

(248) 447-1624

Investor Contact:

Ed Lowenfeld

(248) 447- 4380

Lear Reports Second Quarter 2012 Financial Results

SOUTHFIELD, Michigan, August 2, 2012 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported financial results for the second quarter of 2012. Highlights include:

•	Net sales of $3.7 billion

•	Record sales in Electrical Power Management Systems

•	Core operating earnings of $197 million

•	Diluted earnings per share of $1.45; adjusted earnings per share of $1.35

•	Free cash flow of $49 million

•	Completed acquisition of Guilford Mills

•	Returned $84 million to shareholders through share repurchases and dividends

Business Conditions

Business conditions in Europe were very challenging in the second quarter. European industry production was down 9% and the Euro weakened by 11%. In North America and Japan, production was up 27% and 68%, respectively, largely reflecting volume recovery by the Japanese manufacturers following last year’s supply chain disruptions. On a global basis, industry production was up 11% year-over-year, including a 16% increase in China.

“Lear performed well in the second quarter, despite challenging industry conditions in Europe,” said Matt Simoncini, Lear’s president and chief executive officer. “In both of our business units, we are continuing to win new business globally and improve operating efficiencies, while increasing our component capabilities in emerging markets. The integration of Guilford is well underway, and we are confident that this acquisition will provide additional opportunities to grow and strengthen our global seating business, as well as improve the quality and craftsmanship that we can provide to our customers.”

Second Quarter 2012 Financial Results

For the second quarter of 2012, Lear reported net sales of $3.7 billion, core operating earnings of $197 million, net income of $145 million and diluted earnings per share of $1.45. This compares with net sales of $3.7 billion, core operating earnings of $228 million, net income of $178 million and diluted earnings per share of $1.65 in the second quarter of 2011. A reconciliation of core operating earnings to pretax income before equity income, as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

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In the Seating segment, net sales were down 2% to $2.8 billion, reflecting primarily the negative impact of foreign exchange, partially offset by the addition of new business. Operating earnings, excluding restructuring costs and other special items, were $185 million, for a margin of 6.6%. Earnings in this business segment decreased from last year, reflecting increased product and facility launch costs primarily related to the expansion of our component capabilities, increased program development costs to support our backlog and lower production on key platforms. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the Electrical Power Management Systems segment, net sales grew by 7% to a quarterly record of $872 million, driven primarily by the addition of new business, partially offset by the negative impact of foreign exchange. Operating earnings, excluding restructuring costs and other special items, were $59 million, for a margin of 6.8%. Earnings increased from last year, reflecting the increase in sales and productivity improvements, partially offset by increased product and facility launch costs and program development costs. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the second quarter of 2012, free cash flow was $49 million, and net cash provided by operating activities was $156 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Lear continues to invest in strengthening its core businesses by expanding component capabilities in emerging markets. This year, Lear has added manufacturing capacity in foam, seat structures, surface materials and terminals and connectors in multiple low-cost countries. This increased level of investment in components is consistent with Lear’s strategy to selectively increase vertical integration and further improve its low-cost footprint. Since the beginning of 2010, Lear has added new component capacity in Brazil, China, India, Mexico, Moldova, Morocco, Poland, Romania, Russia, Thailand and Tunisia. This investment continues with the planned opening of several new facilities by the end of this year. Lear estimates that its investment in added component capacity during the 2010 to 2012 period will total about $300 million.

On May 31, 2012, Lear completed the acquisition of Guilford, a global leader in automotive and specialty fabrics. The acquisition is another step in Lear’s strategy of strengthening its core businesses by expanding global component capabilities. Guilford will add global fabric design and development resources, as well as technical expertise to Lear’s existing seat fabric and seat cover capabilities. Guilford will enhance the value and quality that Lear is able to provide to its customers and increase opportunities for future business growth.

During the quarter, Lear repurchased 1.8 million shares of its common stock for a total of $70 million. Since initiating the share repurchase program last year, Lear has repurchased 9.1 million shares of its common stock for a total of $402 million. As of the end of the second quarter, $298 million remained available under the existing share repurchase authorization, which expires in February 2014.

“Lear is continuing to invest in strengthening our core businesses by expanding our component capabilities in emerging markets and making acquisitions, such as Guilford. Our strategy remains unchanged, and we are confident that it will improve our long-term competiveness and position Lear to capitalize on global automotive industry growth expected over the next several years,” added Simoncini.

Full Year 2012 Financial Outlook

Lear’s 2012 outlook is based on industry vehicle production of 14.9 million units in North America, up 4% from the prior outlook, and 16.7 million units in Europe, down 2% from the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.26/Euro, down 3% from the prior outlook.

The financial outlook includes the impact of the Guilford acquisition. Lear’s outlook for revenue, core operating earnings and free cash flow remains unchanged. Lear expects 2012 net sales in the range of $13.9 to $14.4 billion and core operating earnings in the range of $740 to $790 million. Free cash flow in 2012 is expected to be approximately $275 million.

Interest expense is expected to be approximately $52 million, down $3 million from the prior outlook primarily reflecting the impact of the redemption of 10% of Lear’s outstanding bonds. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $130 to $150 million, down $20 million reflecting the mix of earnings by country. Adjusted net income attributable to Lear is expected to be in the range of $510 to $540 million, primarily reflecting lower tax expense.

Adjusted capital expenditures in 2012 are expected to be $435 million, up $10 million from the prior forecast primarily reflecting the impact of the Guilford acquisition. Lear’s outlook for pretax operational restructuring costs and depreciation and amortization in 2012 is unchanged at $40 million and $255 million, respectively.

Webcast Information

Lear will webcast a conference call to review the Company’s second quarter 2012 financial results and related matters on Thursday, August 2, 2012, at 9:00 a.m. Eastern Daylight Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until August 16, 2012, with a Conference I.D. of 86027897.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items (core operating earnings),” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear (adjusted earnings per share),” “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the sales of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the operational and financial success of our joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to our information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 106,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	June 30,	July 2,
	2012	2011
Net sales	$3,665.0	$3,676.3

Cost of sales	3,350.4	3,329.7
Selling, general and administrative expenses	117.3	119.2
Amortization of intangible assets	7.3	7.2
Interest expense	14.0	10.7
Other expense, net	10.2	8.0

Consolidated income before income taxes and equity in net income of affiliates	165.8	201.5
Income taxes	31.8	19.7
Equity in net income of affiliates	(20.6)	(3.9)

Consolidated net income	154.6	185.7
Net income attributable to noncontrolling interests	9.2	8.2

Net income attributable to Lear	$145.4	$177.5

Diluted net income per share attributable to Lear	$1.45	$1.65

Weighted average number of diluted shares outstanding	100.6	107.4

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	June 30,	July 2,
	2012	2011
Net sales	$7,309.0	$7,188.0

Cost of sales	6,684.6	6,518.0
Selling, general and administrative expenses	233.4	236.7
Amortization of intangible assets	14.2	14.0
Interest expense	26.5	14.0
Other expense, net	10.5	5.2

Consolidated income before income taxes and equity in net income of affiliates	339.8	400.1
Income taxes	71.1	59.7
Equity in net income of affiliates	(30.3)	(8.0)

Consolidated net income	299.0	348.4
Net income attributable to noncontrolling interests	19.5	14.9

Net income attributable to Lear	$279.5	$333.5

Diluted net income per share attributable to Lear	$2.76	$3.09

Weighted average number of diluted shares outstanding	101.3	107.8

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,332.4	$1,754.3
Accounts receivable	2,293.3	1,880.1
Inventories	749.9	637.8
Other	588.7	489.3

	4,964.3	4,761.5

Long-Term:
PP&E, net	1,222.4	1,072.0
Goodwill	722.6	628.6
Other	594.3	548.8

	2,539.3	2,249.4

Total Assets	$7,503.6	$7,010.9

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,352.1	$2,014.3
Accrued liabilities	1,026.0	1,049.2

	3,378.1	3,063.5

Long-Term:
Long-term debt	695.6	695.4
Other	729.4	690.9

	1,425.0	1,386.3

Equity	2,700.5	2,561.1

Total Liabilities and Equity	$7,503.6	$7,010.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle)

	Three Months Ended
	June 30,	July 2,
	2012	2011
Net Sales
North America	$1,466.5	$1,269.7
Europe	1,287.1	1,525.3
Asia	614.6	560.1
Rest of World	296.8	321.2

Total	$3,665.0	$3,676.3

Content Per Vehicle [1]
North America	$369	$406
Europe	$299	$321

Free Cash Flow [2,3]
Net cash provided by operating activities	$155.6	$206.7
Adjusted capital expenditures	(106.6)	(85.7)

Free cash flow	$49.0	$121.0

Depreciation and Amortization	$56.6	$64.3

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$165.8	$201.5
Interest expense	14.0	10.7
Other expense, net	10.2	8.0

Pretax income before equity income, interest and other expense	190.0	220.2
Restructuring costs and other special items -
Costs related to restructuring actions	3.8	3.4
Acquisition and other related costs	4.1	—
Other	(0.7)	4.0

Core operating earnings	$197.2	$227.6

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$145.4	$177.5
Restructuring costs and other special items -
Costs related to restructuring actions	3.8	3.4
Acquisition and other related costs	4.1	—
Gain related to affiliate	(14.7)	—
Other	(4.2)	4.0
Tax impact of special items and other net tax adjustments [4]	1.0	(19.7)

Adjusted net income attributable to Lear	$135.4	$165.2

Weighted average number of diluted shares outstanding	100.6	107.4

Diluted net income per share attributable to Lear	$1.45	$1.65

Adjusted earnings per share	$1.35	$1.54

[1]	Content Per Vehicle for 2011 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $110.1 million and $85.7 million in 2012 and 2011, respectively, net of related insurance proceeds of $3.5 million in 2012.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle)

	Six Months Ended
	June 30,	July 2,
	2012	2011
Net Sales
North America	$2,856.3	$2,476.6
Europe	2,689.6	3,050.2
Asia	1,188.2	1,066.1
Rest of World	574.9	595.1

Total	$7,309.0	$7,188.0

Content Per Vehicle [1]
North America	$360	$378
Europe	$299	$315

Free Cash Flow [2,3]
Net cash provided by operating activities	$159.8	$360.9
Adjusted capital expenditures	(175.9)	(156.2)

Free cash flow	$(16.1)	$204.7

Depreciation and Amortization	$110.3	$125.8

Diluted Shares Outstanding at end of quarter [4]	99,446,619	106,600,963

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$339.8	$400.1
Interest expense	26.5	14.0
Other expense, net	10.5	5.2

Pretax income before equity income, interest and other expense	376.8	419.3
Restructuring costs and other special items—
Costs related to restructuring actions	7.9	5.5
Acquisition and other related costs	5.3	—
Other	2.5	7.8

Core operating earnings	$392.5	$432.6

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$279.5	$333.5
Restructuring costs and other special items—
Costs related to restructuring actions	7.8	5.5
Acquisition and other related costs	5.3	—
Gain related to affiliate	(14.7)	(3.9)
Other	(2.6)	7.8
Tax impact of special items and other net tax adjustments [5]	0.7	(20.0)

Adjusted net income attributable to Lear	$276.0	$322.9

Weighted average number of diluted shares outstanding	101.3	107.8

Diluted net income per share attributable to Lear	$2.76	$3.09

Adjusted earnings per share	$2.73	$2.99

[1]	Content Per Vehicle for 2011 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $180.4 million and $156.2 million in 2012 and 2011, respectively, net of related insurance proceeds of $4.5 million in 2012.
[4]	Calculated using stock price at end of quarter.
[5]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2012	2012
Adjusted Segment Earnings [1]

Seating
Net sales	$2,793.4	$5,607.2

Segment earnings	183.6	369.4
Costs related to restructuring actions	3.3	6.0
Acquisition and related costs	0.8	0.8
Other	(3.1)	(2.8)

Adjusted segment earnings	$184.6	$373.4

Electrical Power Management Systems
Net sales	$871.6	$1,701.8

Segment earnings	58.6	111.2
Costs related to restructuring actions	0.5	1.7

Adjusted segment earnings	$59.1	$112.9

[1]

Segment earnings represents pretax income before equity income, interest and other expense. Adjusted segment earnings represents segment earnings adjusted for restructuring costs and other special items. See “Non-GAAP Financial Information” included in this press release.